Exhibit 10.5

RELEASE OF PATENT SECURITY INTEREST

This RELEASE OF PATENT SECURITY INTEREST (“Release”) is made and effective as of April 8, 2022 by BANK OF MONTREAL (the “Secured Party”), in favor of AMERICAN PRECISION INDUSTRIES, INC., INERTIA DYNAMICS, LLC, JACOBS VEHICLE SYSTEMS, INC., KILIAN MANUFACTURING CORPORATION, KOLLMORGEN CORPORATION, TB WOOD’S INCORPORATED, THOMSON INDUSTRIES, INC., and WARNER ELECTRIC LLC (collectively, the “Grantors”).

WHEREAS, Grantors have pledged and granted to the Secured Party a security interest in and to all of the right, title and interest of Grantors in, to and under the Patent Collateral (as defined below) of record with the United States Patent and Trademark Office at Reel 031139, Frame 0134 on August 6, 2013 and at Reel 058214, Frame 0832 on November 19, 2021; and

WHEREAS, the Grantors have requested that the Secured Party enter into this Release in order to effectuate, evidence and record the release and reassignment to the Grantors of any and all right, title and interest the Secured Party has in the Patent Collateral.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party hereby states as follows:

1.
Release of Security Interest. Secured Party hereby terminates, releases and discharges any and all security interests that it has in any and all right, title and interest of the Grantors, and reassigns to the Grantors, any and all right, title and interest that it may have, in, to and under the following (collectively, the “Patent Collateral”):
(a)
the letters patents of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country) including those listed in Schedule 1 attached hereto, and all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein (the “Patents”);
(b)
all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;
(c)
any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and
(d)
any and all claims and causes of action and rights to sue, with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, misuse, breach or default or other violation, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
2.
Secured Party hereby authorizes the recordation of this Release of Patent Security Interest with the United States Patent and Trademark Office.

IN WITNESS WHEREOF, Secured Party has caused this Release to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BANK OF MONTREAL By: /s/ Matt Gerber Name: Matthew Gerber Title: Managing Director